Exhibit 99.1

Phosphorus Binding With Ferric Citrate Is Associated With Fewer Hospitalizations And Reduced Hospitalization Costs Roger Rodby1, Kausik Umanath2, Robert Niecestro3, Jay Jackson4, Jamie Dwyer5, Julia Lewis5, for the Collaborative Study Group: 1Rush University, Chicago, IL; 2Henry Ford Hospital, Detroit, MI; 3Independent Consultant, Pocono Pines, PA, 4Xcenda, Palm Harbor, FL, 5Vanderbilt University, Nashville, TN Introduction Collaborative Study Group 1)Lewis J, Dwyer J, Koury M, Sika M, Schulman G, Smith M, Whittier F, Linfert D, Galphin C, Chuang P, The Collaborative Study Group: Ferric citrate binds phosphorus, delivers iron, and reduces IV iron and erythropoietic stimulating agent use in end-stage renal disease. Presented at the 47th Annual ASN 11/13. JASN 2013;24:751A Objectives Methods Results Conclusions Results (cont) Results (cont) Methods (cont) 34.6% 45.6% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Ferric Citrate (N=289) Active Control (N=149)% of Patients p=0.024 24% risk reduction Figure 1. Patients with > 1 Hospitalization 12.1% 6.2% 4.8% 16.1% 12.1% 8.7% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Infection Gastrointestinal Disorder Cardiac Disorders Ferric Citrate (N=289) Active Control (N=149) n=35 n=18 n=14 n=24 n=18 n=13 -25% rel. difference -49% rel. difference -45% rel. difference Figure 2. Comparison of hospitalization rates for FC and AC groups by top 3 reasons for hospitalization Figure 3. Difference in Hospitalizations 181 239 0 50 100 150 200 250 300 Ferric Citrate Active Control % of Patients Difference = 58 Figure 4. Hospitalization Costs $3,763,855 $4,970,005 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 Ferric Citrate Active Control Difference = $1,206,150 or $4,173 per patient per year Ferric Citrate (FC) is a phosphorus binder, which in a Phase 3 study of 441 end-stage renal disease patients receiving dialysis provided similar phosphorus control while increasing iron stores when compared to an active control (AC) group using sevelamer carbonate and/or calcium acetate. This effect of FC on iron stores lead to a significant reduction in IV iron (median 1.85 mg/d FC, 3.84 mg/d AC, P<0.001) and erythropoiesis-stimulating agent (median epoetin equivalent units/day FC 758 vs AC 993, P=0.043) usage in the FC group while maintaining higher hemoglobin levels.1 As both IV iron usage and ESA dose have been linked to morbidity, a reduction in the use of either of these two agents could lead to decreased hospitalization rates and subsequent costs. The primary objective of this study was to understand the impact of reduced IV iron and ESA administration on resource utilization, including hospitalizations and subsequent costs. This is a secondary analysis of data from a Phase 3 clinical trial that determined that the novel iron-containing phosphorus binder FC was efficacious and also increased iron stores compared to a control group that received AC.1 In the open-label safety assessment period of this trial, study subjects received either FC or AC for 52 weeks. A post-hoc analysis was conducted to determine hospitalization rates for FC and AC study populations. The percent of patients hospitalized was analyzed using a chi-squared test. Average hospitalizations per patient in each group were also analyzed using an ANOVA model with treatment effects. Hospitalization rates were compared for the two study groups. Hospitalization costs were estimated utilizing data from 2013 United States Renal Data System Annual Data Report (USRDS), with an average in-patient cost of $20,795 per stay. 34.6% of the FC patients were hospitalized at least once during the trial compared to 45.6% of the AC group (risk reduction 24%, p=0.02). Two-thirds of the total study population were hospitalized for one of the three reasons below. Among all treated patients and normalizing for a 1.94:1 ratio, there were 181 unique hospitalizations in the FC group compared to 239 in the AC group for a difference of 58 hospitalizations. With a hospitalization cost of $20,795 and 58 less hospitalizations, there is a total cost savings of $1,206,110 for the FC group (n=289) or $4,173 per patient per year. FC use was associated with fewer hospitalizations compared to ESRD patients receiving sevelamer or calcium acetate. The corresponding cost savings appear to be substantial. Results from this analysis are important given the high costs of treating patients with ESRD. VANDERBILT KERYX